SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	February 4, 2008

OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number)
Oshkosh Truck Corporation
(Registrant's former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)      On February 4, 2008, the Human Resources Committee (the “Committee”) of the Board of Directors of Oshkosh Corporation, a Wisconsin corporation (the “Company”), approved the Company’s entry into a Key Executive Employment and Severance Agreement (the form of which is herein referred to as the “KEESA”) with David M. Sagehorn, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The agreement is substantially in the form of the corresponding agreements that the Company has entered into with certain other executive officers, which the Company has filed with the Securities and Exchange Commission as Exhibit 10.6 to its Annual Report on Form 10-K for the year ended September 30, 2005. Under the KEESA, after a change in control of the Company (as defined in the KEESA), if Mr. Sagehorn’s employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the KEESA), or by Mr. Sagehorn for good reason (as defined in the KEESA), then Mr. Sagehorn is entitled to a cash termination payment and other benefits. The Committee administers the KEESA and selects the executive officers of the Company for eligibility to enter into a KEESA. Simultaneously with his execution of the KEESA, Mr. Sagehorn will also be required to execute a Confidentiality and Loyalty Agreement in favor of the Company under which he will make certain commitments concerning disclosure and assignment of inventions, confidentiality and noncompetition, among other things.

                Also on February 4, 2008, the Committee approved Mr. Sagehorn’s participation in the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, Mr. Sagehorn may defer up to all of his base salary (less amounts needed for withholding of tax and pretax salary reductions) and up to all of his annual incentive compensation. The Company also credits a matching contribution on base salary amounts deferred under the Deferred Compensation Plan at the same rate employee contributions are matched in the Company’s 401(k) savings plan. The aggregate amount matched may not exceed the maximum amount of pretax contributions (exclusive of catch-up contributions) that may be made to the 401(k) savings plan.

                Also on February 4, 2008, the Committee approved Mr. Sagehorn’s participation in the Oshkosh Corporation Executive Retirement Plan (the “Executive Retirement Plan”), which was filed with the SEC as Exhibit 10 to the Company’s Current Report on Form 8-K, dated October 1, 2004. Under the Executive Retirement Plan, Mr. Sagehorn is entitled to receive upon retirement a monthly benefit equal to 24% of his average monthly compensation at age 55 increasing to 40% of average monthly compensation at age 62, prorated if he has less than 20 years of service at retirement, subject to certain offsets. Average monthly compensation is based on the average of Mr. Sagehorn’s compensation for the highest five years of pay in the last ten years of credited service with the highest five not required to be consecutive. The final average monthly compensation includes base and bonus pay.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION
Date: February 8, 2008	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary